Exhibit 99.2

Archer Daniels Midland Company 4666 Faries Parkway Decatur, IL 62526
News Release

September 22, 2011	FOR IMMEDIATE RELEASE

ADM ANNOUNCES EARLY RESULTS OF PRIVATE EXCHANGE OFFERS

AND EXTENSION OF EARLY PARTICIPATION PERIOD

Archer Daniels Midland Company (NYSE: ADM) announced today the results as of 5:00 p.m. New York City time on September 21, 2011 (the “Original Early Participation Date”) of its private offers to exchange any and all of its outstanding debentures listed below (collectively, the “Old Debentures”) for new senior Debentures due 2042 (the “New Debentures”) and, for some series of Old Debentures, New Debentures and cash (the “Exchange Offers”), in accordance with ADM’s offering memorandum dated September 8, 2011 (the “Offering Memorandum”) and the related letter of transmittal. As of the Original Early Participation Date, a sufficient principal amount of Old Debentures have been validly tendered and not validly withdrawn such that a minimum of $250,000,000 aggregate principal amount of New Debentures will be issuable in exchange for such Old Debentures on the Early Settlement Date, which is expected to be September 26, 2011, unless extended by ADM.

ADM also announced today that the expiration of the early participation period has been extended from the Original Early Participation Date to 5:00 p.m. New York City time on September 23, 2011 (the “Revised Early Participation Date”). All other terms of the Exchange Offers remain unchanged, including the Withdrawal Deadline, Early Settlement Date, Expiration Date and Final Settlement Date, each as set forth in the Offering Memorandum. Eligible Holders (as defined below) who validly tender their Old Debentures at or prior to the Revised Early Participation Date will be eligible to receive consideration equal to the Total Exchange Price, as described in the Offering Memorandum, which includes an Early Participation Premium equal to $30 per $1,000 principal amount of Old Debentures accepted in the Exchange Offers.

In the Exchange Offers, according to information provided by D.F. King & Co., Inc., the exchange agent for the Exchange Offers, $403,087,000 in aggregate principal amount of ADM’s Old Debentures were validly tendered and not validly withdrawn at or prior to the Original Early Participation Date, as detailed below.

The table below indicates, among other things, the outstanding principal amount of each series of Old Debentures prior to the Original Early Participation Date and the principal amount of each series of Old Debentures validly tendered for exchange as of the Original Early Participation Date pursuant to the Exchange Offers:

CUSIP No.	Title of Series	Outstanding Principal Amount Prior to the Original Early Participation Date	Principal Amount Tendered as of the Original Early Participation Date
039483AM4	7.50% Debentures due 2027	$281,891,000	$60,080,000
039483AN2	6.75% Debentures due 2027	$200,000,000	$59,265,000
039483AR3	6.625% Debentures due 2029	$297,500,000	$100,296,000
039483AS1	7.00% Debentures due 2031	$245,668,000	$51,441,000
039483AX0	6.45% Debentures due 2038	$215,441,000	$57,608,000
039483AP7	6.95% Debentures due 2097	$250,000,000	$74,397,000

The Exchange Offers will expire at 11:59 p.m., New York City time, on October 5, 2011, unless extended by ADM (the “Expiration Date”). In accordance with the Offering Memorandum, tenders of Old Debentures in the Exchange Offers may no longer be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law.

The Exchange Offers are being conducted by ADM upon the terms and subject to the conditions set forth in the Offering Memorandum and related letter of transmittal. The Exchange Offers are only extended, and copies of the offering documents will only be made available, to any holder of the Old Debentures that has certified its status as (1) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933, as amended (“Securities Act”) or (2) a person who is not a “U.S. person” as defined in Regulation S under the Securities Act (each, an “Eligible Holder”).

The New Debentures have not been registered under the Securities Act or any state securities laws. Therefore, the New Debentures may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. ADM will enter into a registration rights agreement with respect to the New Debentures.

Documents relating to the Exchange Offers will only be distributed to holders of the Old Debentures that complete and return a certification of eligibility confirming that they are Eligible Holders. Holders of the Old Debentures that desire access to the electronic eligibility form should contact D.F. King & Co., Inc., the information agent for the Exchange Offers, at (800) 431-9645 (U.S. Toll-free) or (212) 269-5550 (Collect). Holders that wish to receive the offering documents can certify their eligibility at http://www.dfking.com/adm.

Contacts:

Media:	Investors:
David Weintraub	Dwight Grimestad
Director, External Communications	Vice President, Investor Relations
217/424-5413	217/424-4586

This press release is not an offer to sell or a solicitation of an offer to buy any security. The Exchange Offers are being made solely by the offering memorandum and related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

FORWARD-LOOKING INFORMATION

This press release includes forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks, uncertainties and other factors, including the current market demand for these types of securities and the securities of ADM and the negotiations between ADM and the dealer managers. These risks, uncertainties and other factors could cause actual results to differ materially from those referred to in the forward-looking statements. The reader is cautioned not to rely on these forward-looking statements. Other risks that could impact the offering are described in detail in the ADM Annual Report on Form 10-K for the fiscal year ended June 30, 2011 as filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information currently available to ADM and ADM assumes no obligation to update any such forward-looking statements.